Exhibit 10(FF)

LTX CORPORATION

2001 STOCK PLAN

1. Definitions. As used in this 2001 Stock Plan, the following terms shall have the following meanings:

1.1	Board means the Company’s Board of Directors.

1.2	Code means the Federal Internal Revenue Code of 1986, as amended.

1.3	Company means LTX Corporation.

1.4	Fair Market Value means the value of a share of Stock of the Company on any date, as determined by the Board.

1.5	Grant Date means the date on which an Option or Restricted Share award is granted, as specified in Section 7.

1.6	Incentive Option means an Option intended to be an incentive stock option with the meaning of Section 422 of the Code.

1.7	Market Value means, as of a particular date, the closing price of the Stock on the NASDAQ National Market on that date.

1.8	Nonstatutory Option means any option that is not an Incentive Option.

1.9	Officer means any person who has been identified by the Board as an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

1.10	Option means an option to purchase shares of the stock granted under the Plan.

1.11	Option Agreement means an agreement between the Company and an Recipient, setting forth the terms and conditions of an Option.

1.12	Option Price means the price paid by an Recipient for an Option Share under this Plan.

1.13	Option Share means any share of Stock of the Company transferred to an Recipient upon exercise of an Option pursuant to this Plan.

1.14	Plan means this 2001 Stock Plan of the Company, as amended.

1.15	Recipient means a person eligible to receive an Option or award, as provided in Section 6, to whom an Option or award shall have been granted under the Plan.

1.16	Restricted Share means a share of the Stock awarded to a Recipient, but subject to provisions affecting retention and transferability.

1.17	Stock means common stock, par value $ 0.05 per share, of the Company.

1.18	Vesting Year for any portion of any Option means the calendar year in which that portion of the Option first becomes exercisable.

2. Purpose. This 2001 Stock Plan is intended to advance the interests of the Company and its stockholders by improving the Company’s ability to attract and retain qualified individuals who are in a position to contribute to the management and growth of the Company and its subsidiaries and to provide additional incentive for such individuals to contribute to the Company’s future success. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Options granted hereunder are required to be Incentive Options.

3. Term of the Plan. Options and Restricted Share awards under the Plan may be granted on or after September 12, 2001, but not later than September 12, 2011.

4. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the number of shares of the Stock attributable to the exercise of Options granted under the Plan plus the number of shares then issuable upon exercise of outstanding options granted under the Plan plus the number of Restricted Shares awarded under the Plan shall at no time exceed 4,775,000 shares. Shares to be issued upon the exercise of Options granted under the Plan and Restricted Shares may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted. Each Director who is not an employee of the Company or a subsidiary thereof shall receive a Nonstatutory Option to purchase 20,000 shares of Common Stock on the date on which he or she is first elected to the Board of Directors of the Company and an additional Nonstatutory Option to purchase 8,000 shares of Common Stock on the date of each annual meeting at which he or she is re-elected or after which he continues to serve as a Director. Each Director who is not an employee of the Company or a subsidiary thereof shall also receive a Nonstatutory Option to purchase 3,000 shares of Common Stock in each year served as a chairman of a Committee of the Board of Directors and a Nonstatutory Option to purchase 1,500 shares of Common Stock in each year served as a member of a Committee of the Board of Directors, such options to be issued on the date the Committees are established annually by the Board of Directors. Each Option granted to a Director under this Section 4 shall have a Fair Market Value exercise price per share and shall be exercisable, cumulatively, to the extent of twenty percent of the stock covered thereby on the first anniversary date of the grant of the Option, thirty-five percent of the stock covered thereby on the second anniversary date of the grant of the Option and forty-five percent of the stock covered thereby on the third anniversary date of the grant of the Option. In the event any Director standing for re-election is not re-elected to the Board of Directors at any meeting or upon the retirement of a Director, all of such Director’s unexercisable Options granted prior to the date of that meeting will become exercisable immediately.

5. Administration. The Plan shall be administered by the Board of Directors of the Company or by a committee composed of members of the Board (the Board of Directors or any such committee being hereinafter referred to as the “Committee”). With respect to directors and Officers eligible to receive Options or Restricted Shares under this Plan, the Plan shall be administered by a special committee (the “Special Committee”) of the Board of Directors of the Company all of whom are “Non-Employee Directors” as defined in Rule 16b-3(b)(2)(i) under Section 16 of the Securities Exchange Act of 1934 and “outside directors” as defined in Section 162(m) of the Code. Only the Special Committee may grant Options to directors and Officers eligible to receive Options under this Plan. Subject to the provisions of the Plan, the Committee or the Special Committee, as the case may be, shall have complete authority, in its discretion, to make the following determinations with respect to each Option to be granted by the Company and all Restricted Shares to be awarded by the Company: (a) the employee, director or consultant to receive the Option or award; (b) the time of granting the Option or award; (c) the number of shares subject thereto; (d) the Option Price; (e) the Option period; and (f) the restrictions. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, directors and consultants their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements or awards (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 5 shall be conclusive.

Notwithstanding the foregoing, the Committee shall not, without approval by the holders of a majority of the voting capital stock of the Company voting on the issue, (a) amend any Option to reduce the Option Price except as appropriate to reflect a stock split, stock dividend or other capital change, (b) grant any Option conditioned, directly or indirectly, upon the surrender of a prior Option, or (c) grant any Option to any Optionee who shall have surrendered an Option less than six months and one day before the grant of the new Option.

6. Eligibility. An Option or award may be granted only to an employee, director, or consultant of one or more of the Company and its subsidiaries. A

Director of one or more of the Company and its subsidiaries who is not also an employee of one or more of the Company and its subsidiaries shall not be eligible to receive an Incentive Option. Any person who, within the meaning of Section 422(b)(6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporations) shall not be eligible to receive an Option. In any given fiscal year, no Recipient may receive Options or awards or both covering more than 500,000 shares of Stock (such number of shares to be adjusted in accordance with Section 14).

7. Time of Granting Options. The granting of an Option or an award shall take place at the time specified by the Committee. Only if expressly so provided by the Committee, shall the Grant Date be the date on which an Option Agreement or Restricted Share award shall have been duly executed and delivered by the Company and the Recipient.

8. Option Price. The Option Price under each Incentive Option shall be not less than 100% of the Fair Market Value of Stock on the Grant Date; the Option Price under each Nonstatutory Option shall not be so limited.

9. Option Period. No Incentive Option may be exercised later than the tenth anniversary of the Grant Date. The period during which a Nonstatutory Option may be exercised shall not be so limited. An Option may become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the exercisability of such Option in whole or in part at any time, provided the acceleration of the exercisability of any Incentive Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code.

10. Limit on Incentive Option Characterization. No Incentive Option shall be considered an Incentive Option to the extent pursuant to its terms it would permit the Recipient to purchase for the first time in any Vesting Year more than the number of shares of Stock calculated by dividing the current limit by the Fair Market Value on the Grant Date. The current limit for any Recipient for any Vesting Year shall be $100,000 minus the aggregate Fair Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in such Vesting Year under each other Incentive Option granted to the Recipient under the Plan and each other incentive stock option granted to the Recipient under any other incentive stock option plan of the Company (and its parent and subsidiary corporations).

11. Exercise of Option. An Option may be exercised in accordance with its terms by written notice of intent to exercise the Option, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by (a) full payment for such shares in the form of check or bank draft payable to the order of the Company, or (b) certificates representing shares of the Stock with a current Market Value equal to the Option Price of the shares to be purchased, or (c) irrevocable instructions to a brokerage firm to sell a sufficient number of the Option Shares to generate the full exercise price plus all applicable withholding taxes and to pay over to the Company such proceeds of sale. Within 20 days thereafter, the Company shall deliver or cause to be delivered to the Recipient evidence of ownership of the number of shares then being purchased. Such shares shall be fully paid and nonassessable. If any law or applicable regulation of the Securities and Exchange Commission or other public regulatory authority shall require the Company or the Recipient to register or qualify under the Securities Act of 1933, as amended, any similar federal statute then in force or any state law regulating the sale of securities, any Option Shares with respect to which notice of intent to exercise shall have been delivered to the Company or to take any other action in connection with such shares, the delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which the Company shall take in good faith and without delay. All such action shall be taken by the Company at its own expense.

12. Termination of Employment or Association. In the event that the Recipient’s employment or association with the Company is terminated, whether voluntarily or by reason of dismissal or retirement, the Option, to the extent exercisable at the date of termination, may be exercised by the Recipient within three months after he or she ceases to be an employee, director or consultant; provided, however, that in the case of the retirement of a Director who is not an employee of the Company, the option may be exercised by the Recipient within two years after the date of retirement, unless terminated earlier by its terms. In the event that the Recipient’s employment or association with the Company terminates as a result of the death or disability of the Recipient, the Option may be fully exercised by the Recipient or, in the event of the death of the Recipient by the person to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within two years after the date of termination, unless terminated earlier by its terms. Military or sick leave shall not be deemed a termination of employment provided that it does not exceed the longer of 90 days or the period during which the absent employee’s reemployment rights are guaranteed by statute or by contract. In the event that the Recipient’s employment or association with the Company terminates as a result of the death or disability of the Recipient or, in the case of a Director who is not an employee of the Company, as a result of the retirement of such Director, the exercisability of any Option not otherwise immediately exercisable in full held by such Recipient shall be accelerated and such Options shall be fully exercisable as of the date of termination.

13. Transferability of Options. Except as otherwise provided in this subsection, Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Recipient’s rights in any Option may be exercised during the life of the Recipient only by the Recipient or the Recipient’s legal representative. However, the Committee may, at or after the grant of a Nonstatutory Option, provide that such Option may be transferred by the Recipient to an immediate family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of an Option shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “immediate family member” means an individual’s parents, siblings, spouse and issue, spouses of such issue and any trust for the benefit of, or the legal representative of, any of the preceding persons, or any partnership substantially all of the partners of which are one or more of such persons or the Recipient.

14. Adjustment of Number of Option Shares. In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and Option Price of shares subject to outstanding Options, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Option shall always be a whole number.

15. Restricted Shares. Each Restricted Share award shall be evidenced by a Restricted Share award agreement that shall specify the number of Restricted Shares awarded and such other provisions as the Board or Committee shall determine. The Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until satisfaction of the conditions as specified by the Board or Committee and set forth in the Restricted Share award agreement. All rights with respect to Restricted Shares granted to a Recipient under the Plan shall be available during his or her lifetime only to the Recipient. Recipients holding Restricted Shares may exercise full voting rights with respect to those Restricted Shares. Recipients holding Restricted Shares will receive such cash dividends paid with respect to the Restricted Shares as may be declared while they are so held. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Recipient is designed to comply with the requirements of the performance-based exception under Section 162(m) of the Code, the Board or Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the performance-based exception.

16. Transferability. The Recipient agrees that he or she will not transfer any of the Option Shares or Restricted Shares unless (i) such shares are registered under the provisions of the Securities Act of 1933, as amended, or (ii) at the request of the Company, the transferee represents, in form satisfactory to counsel for the Company, that he or she will not transfer, sell or otherwise dispose of the Option Shares at any time purchased by him or her in a manner which would violate the Securities Act of 1933, as amended (the “Act”), and the regulations of the Securities and Exchange Commission thereunder. The Recipient agrees that the Company may, at its discretion, make a notation on any certificates issued upon exercise of any portion of the Option to the effect that such certificate may not be transferred except after receipt by the Company of an opinion of counsel satisfactory to it to the effect that such transfer will not violate the Act and the regulations thereunder, and may issue “stop transfer” instructions to its transfer agent, if any, and make a “stop transfer” notation on its books as appropriate.

17. Change of Control.

(a) Vesting of Options. In the event of a Change of Control, any Options outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

(b) Elimination of Restrictions. In the event of a Change of Control, all restrictions with respect to all Restricted Shares outstanding as of the date such Change of Control is determined to have occurred shall be eliminated.

(c) Change of Control Cash-Out. During the 60-day period from and after a Change of Control (the “Exercise Period”), unless the Committee shall determine otherwise at the time of grant of an Option, each Recipient who is an employee or consultant of one or more of the Company and its subsidiaries shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the Option Price for the shares of Stock being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per share of Stock on the date of such election shall exceed the Option Price per share of Stock under the Option (the “Spread”) multiplied by the number of shares of Stock as to which the right granted under this Section 17 shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this Section 17 would make a Change of Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Stock or other securities with a fair market value equal to the cash that would otherwise be payable hereunder.

(d) Definition of Change of Control Price. “Change of Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ National Market during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Options, the Change of Control Price shall be in all cases the fair market value of the Stock on the date the right under Section 17(b) associated with such Incentive Option is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

(e) Definition of Change of Control. For purposes of the Plan, a “Change of Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of Stock (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 17; or

(ii) Individuals who, as of September 12, 2001, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 12, 2001 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

18. Reservation of Stock. The Company shall at all times reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

19. Limitation of Rights in the Option Shares. A Recipient shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefore and delivered to the Recipient. Any Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Articles of Organization or the By-laws of the Company.

20. Termination and Amendment of the Plan. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided that no modification shall be effective to increase the number of shares of Stock subject to the Plan or change the number or classification of employees eligible to receive Options until such modification is approved by the holders of a majority of the Company’s common stock represented in person or by proxy and voting at a meeting. No termination or amendment of the Plan may, without the consent of the Recipient to whom any Option shall theretofore have been granted, adversely affect the rights of such Recipient under such Option.

21. Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company, to its Treasurer at University Avenue, Westwood, Massachusetts 02090 and, if to the Recipient, to the address as the Recipient shall last have furnished to the communicating party.

22. Withholding; Notice of Disposition of Stock Prior to Expiration of Specified Holding Period.

(a) Whenever shares are to be issued in satisfaction of an Option granted hereunder, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.

(b) The Company may require as a condition to the issuance of shares covered by an Incentive Option that the party exercising such Option give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any other available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of shares covered by an Incentive Option that the party exercising such option give a satisfactory written representation promising to make such a remittance.